EXHIBIT 2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
As independent registered public accountants, we hereby consent to the incorporation by reference of our report dated June 26, 2007, included in this Annual Report of the Lodgian, Inc. 401(k) Plan on Form 11-K for the year ended December 31, 2006, into the Plan’s previously filed Registration Statement No. 333-124456 .

/s/ GIFFORD, HILLEGASS & INGWERSEN, LLP
Atlanta, Georgia
June 26, 2007
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1200 Ashwood Parkway, Suite 300
Atlanta, GA 30338-4747
Tel (770) 396-1100 • Fax (770) 393-0319
www.ghi-cpa.com
MEMBERS OF THE LEADING EDGE ALLIANCE